As filed with the Securities and Exchange Commission on November 18, 2025

Registration No. 333-

United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INSPIREMD, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-2123838
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6303 Waterford District Drive

Suite 215

Miami, Florida 33126

(Address of Principal Executive Offices)

InspireMD, Inc. 2021 Equity Compensation Plan

(Full title of the plan)

Marvin Slosman

President and Chief Executive Officer

InspireMD, Inc.

6303 Waterford District Drive

Suite 215

Miami, Florida 33126

(888) 776-6804

(Name, Address and Telephone Number of Agent For Service)

Copies to:

Raffael M. Fiumara, Esq.

Gary Emmanuel, Esq.

Sami B. Ghneim, Esq.

Greenberg Traurig, P.A.

333 S.E. 2nd Avenue, Suite 4400

Miami, Florida 33131

Tel: (305) 579-0500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

InspireMD, Inc. 2021 Equity Compensation Plan

The purpose of this Registration Statement on Form S-8 (this “Registration Statement”) is for InspireMD, Inc. (the “Company”) to register an additional 4,723,370 shares of common Stock, par value $0.0001 per share, for issuance under the Company’s 2021 Equity Compensation Plan (the “Plan”). In accordance with General Instruction E of Form S-8, the contents of the Company’s Registration Statements on Form S-8 (File Nos. 333-260216 and 333-272003), filed with the Securities and Exchange Commission (the “Commission”) on October 13, 2021 and May 17, 2023, respectively, are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information. *

* The documents containing the information specified in this Part I of Form S-8 (plan information and Registrant information and employee plan annual information) will be sent or given to employees as specified by the Commission pursuant to Rule 428(b)(1) of the Securities Act. Such documents are not required to be and are not filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Company with the Commission are incorporated by reference in and made a part of this registration statement, as of their respective dates:

(a)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on March 12, 2025;

(b)	the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the Commission on May 8, 2025, August 4, 2025 and November 10, 2025, respectively;

(c)	the Company’s Definitive Proxy Statement on Schedule 14A filed on April 15, 2025, to the extent specifically incorporated by reference into Part III of the Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 12, 2025;

(c)	the Current Reports on Form 8-K (other than the information furnished pursuant to Item 2.02 or 7.01 thereof or related exhibits furnished pursuant to Item 9.01 thereof) filed with the SEC on March 12, 2025, May 9, 2025, June 3, 2025, June 3, 2025, June 13, 2025, June 24, 2025, July 9, 2025, July 31, 2025, August 5, 2025, September 8, 2025, September 17, 2025 and November 4, 2025; and

(d)	the description of the Company’s Common Stock in Exhibit 4.1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 12, 2025, and as may be further updated or amended in any amendment or report filed for such purpose.

All documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

A list of exhibits filed with this Registration Statement on Form S-8 is set forth on the Exhibit Index and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, Florida, United States, on the 18th day of November, 2025.

INSPIREMD, INC.

By:	/s/ Marvin Slosman
Name:	Marvin Slosman
Title:	Chief Executive Officer

power of attorney and signatures

We, the undersigned officers and directors of InspireMD, Inc., hereby severally constitute and appoint Marvin Slosman and Michael Lawless, and each of them individually, our true and lawful attorney to sign for us and in our names in the capacities indicated below any and all amendments or supplements, including any post-effective amendments, to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming our signatures to said amendments to this registration statement signed by our said attorney and all else that said attorney may lawfully do and cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ Marvin Slosman	Chief Executive Officer	November 18, 2025
Marvin Slosman	(Principal Executive Officer), President, Director

/s/ Michael Lawless	Chief Financial Officer,	November 18, 2025
Michael Lawless	Principal Financial and Accounting Officer)

/s/ Paul Stuka	Chairman of the Board of Directors	November 18, 2025
Paul Stuka

/s/ Kathryn Arnold	Director	November 18, 2025
Kathryn Arnold

/s/ Michael Berman	Director	November 18, 2025
Michael Berman

/s/ Raymond Cohen	Director	November 18, 2025
Raymond Cohen

/s/ Dan Dearen	Director	November 18, 2025
Dan Dearen

/s/ Gary Roubin, M.D.	Director	November 18, 2025
Gary Roubin, M.D.

/s/ Scott R. Ward	Director	November 18, 2025
Scott R. Ward

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2015)
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on June 29, 2021)
3.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of InspireMD, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on May 25, 2016)
3.4	Certificate of Amendment to Amended and Restated Certificate of Incorporation of InspireMD, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on September 29, 2016)
3.5	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on March 15, 2017)
3.6	Certificate of Amendment to Certificate of Designation of Preferences, Rights and Limitation of Series C Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on November 29, 2017)
3.7	Certificate of Amendment to Certificate of Designation of Preferences, Rights and Limitation of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on December 12, 2017)
3.8	Certificate of Amendment to Amended and Restated Certificate of Incorporation of InspireMD, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on February 7, 2018)
3.11	Certificate of Amendment to Amended and Restated Certificate of Incorporation of InspireMD, Inc., dated March 27, 2019 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on March 28, 2019)
3.12	Certificate of Amendment to Amended and Restated Certificate of Incorporation of InspireMD, Inc., dated April 14, 2021 (incorporated by reference to Exhibit 3.17 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2021)
3.13	Certificate of Amendment to Amended and Restated Certificate of Incorporation of InspireMD, Inc., dated September 13, 2023 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on September 13, 2023)
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 5, 2013)
5.1*	Opinion of Greenberg Traurig, P.A.
23.1*	Consent of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, independent registered public accounting firm for the registrant
23.2*	Consent of Greenberg Traurig, P.A. (included in Exhibit 5.1)
24.1*	Power of Attorney (included in the signature page)
99.1	The Company’s 2021 Equity Compensation Plan (incorporated by reference to Annex A to the Company’s Proxy Statement on Schedule 14A filed with the Commission on August 12, 2021).
107*	Filing Fee Table

*	Filed herewith.